EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
PUBLIC COMPANY ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002

In connection with the periodic report of Hope Bancorp, Inc (the “Company”) on Form 10-K for the period ended March 31, 2017, as filed with the Securities and Exchange Commission (the “Report”), I, Douglas J. Goddard, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

     (1)    the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     (2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: July 20, 2017

/s/ Douglas J. Goddard
_______________________________________________________________________________
Douglas J. Goddard
Executive Vice President and
Chief Financial Officer